Exhibit 10.17

INTERCREDITOR AGREEMENT

dated as of March 29, 2004,

among

ATP OIL & GAS CORPORATION,

the Subsidiaries of ATP OIL & GAS CORPORATION identified herein,

CREDIT SUISSE FIRST BOSTON,

as First Lien Collateral Agent

and

CREDIT SUISSE FIRST BOSTON,

as Second Lien Collateral Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE

GUARANTEE AND COLLATERAL AGREEMENT OF EVEN DATE

HEREWITH AMONG THE PARTIES HERETO AND (B) THE OTHER

SECURITY DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENTS

REFERRED TO HEREIN

[CS&M Ref No. 5865-238]

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS
SECTION 1.01.	Certain Defined Terms	2
SECTION 1.02.	Other Defined Terms	2
SECTION 1.03.	Terms Generally	6
ARTICLE II
LIEN PRIORITIES
SECTION 2.01.	Relative Priorities	7
SECTION 2.02.	Prohibition on Contesting Liens	7
SECTION 2.03.	No New Liens	7
SECTION 2.04.	Similar Liens and Agreements	8
ARTICLE III
ENFORCEMENT
SECTION 3.01.	Exercise of Remedies	8
SECTION 3.02.	Cooperation	11
ARTICLE IV
PAYMENTS
SECTION 4.01.	Application of Proceeds	11
SECTION 4.02.	Payments Over	11
ARTICLE V
OTHER AGREEMENTS
SECTION 5.01.	Releases	12
SECTION 5.02.	Insurance	13
SECTION 5.03.	Amendments to First Lien Loan Documents and Second Lien Loan Documents	13
SECTION 5.04.	Rights As Unsecured Creditors	15
SECTION 5.05.	Bailee for Perfection	15
SECTION 5.06.	When Discharge of First Lien Obligations Deemed Not to Have Occurred	16

ii

INTERCREDITOR AGREEMENT dated as of March 29, 2004, among ATP OIL & GAS CORPORATION, a Texas corporation (the “Borrower”), the subsidiaries of the Borrower identified herein, CREDIT SUISSE FIRST BOSTON (“CSFB”), as collateral agent for the First Lien Lenders (as defined below) (in such capacity, the “First Lien Collateral Agent”), and CSFB, as collateral agent for the Second Lien Lenders (as defined below) (in such capacity, the “Second Lien Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the First Lien Credit Agreement dated as of March 29, 2004 (as amended, restated, supplemented, otherwise modified or Refinanced from time to time, the “First Lien Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “First Lien Lenders”) and CSFB, as administrative agent (in such capacity, the “First Lien Administrative Agent”) and First Lien Collateral Agent, (b) the Second Lien Credit Agreement dated as of March 29, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), among the Borrower, the lenders from time to time party thereto (the “Second Lien Lenders”) and CSFB, as administrative agent (in such capacity, the “Second Lien Administrative Agent”) and Second Lien Collateral Agent, (c) the Guarantee and Collateral Agreement dated as of March 29, 2004 (the “Guarantee and Collateral Agreement”), among the Borrower, the subsidiaries of the Borrower identified therein as Guarantors (the “Guarantors”), the subsidiaries of the Borrower identified therein as Subsidiary Grantors (together with the Borrower, the “Grantors”) and CSFB, as First Lien Collateral Agent and Second Lien Collateral Agent, and (d) the other Security Documents referred to in the Credit Agreements.

RECITALS

A. The First Lien Lenders have agreed to make loans to the Borrower pursuant to the First Lien Credit Agreement, upon, among other terms and conditions, the condition that the First Lien Obligations (such term and each other capitalized term used but not defined in these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, substantially all the assets of the Grantors.

B. The Second Lien Lenders have agreed to make loans to the Borrower pursuant to the Second Lien Credit Agreement, upon, among other terms and conditions, the condition that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, substantially all the assets of the Grantors.

C. The Credit Agreements provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the collateral securing the First Lien Obligations and the Second Lien Obligations.

D. In order to induce the First Lien Secured Parties to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Lenders to make loans to the Borrower under the First Lien Credit Agreement, the Second Lien Collateral Agent on behalf of itself and the other Second Lien Secured Parties has agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement, the Second Lien Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

SECTION 1.02. Other Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Agreement” shall mean this Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign insolvency law or other law for the relief of debtors.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Collateral” shall mean all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

“Collateral Documents” shall mean the collective reference to the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Comparable Second Lien Collateral Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document (which instrument does not also create and evidence the Second Lien Collateral as contemplated by Section 2.04(b)), the Second Lien Collateral Document that creates a Lien on the same Collateral, granted by the same Grantor.

“Credit Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“CSFB” shall have the meaning assigned to such term in the preamble to this Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 6.01.

“Discharge of First Lien Obligations” shall mean, except to the extent otherwise provided in Section 5.06 and Section 6.05, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents and the termination or expiration of all commitments to lend under the First Lien Credit Agreement and (b) payment in full of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“Disposition” shall have the meaning assigned to such term in Section 5.01(a)(ii).

“First Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“First Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations.

“First Lien Collateral Documents” shall mean the “Security Documents” as defined in the First Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Loan Documents” shall mean the “Loan Documents” as defined in the First Lien Credit Agreement.

“First Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Mortgages” shall mean the collective reference to each mortgage, deed of trust, assignment of leases and rents, assignments of production,

modifications thereto and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“First Lien Obligations” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“First Lien Secured Parties” shall mean, at any relevant time, (a) the First Lien Lenders, (b) the First Lien Administrative Agent, (c) the First Lien Collateral Agent, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is a First Lien Lender or an Affiliate of a First Lien Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is a First Lien Lender or an Affiliate of a First Lien Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any First Lien Loan Document and (f) the successors and assigns of each of the foregoing.

“Grantors” shall have the meaning assigned to such term in the preliminary statement of this Agreement and shall include each subsidiary of the Borrower that may from time to time hereafter execute and deliver a Collateral Document.

“Guarantee and Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantors” shall have the meaning assigned to such term in the preliminary statement of this Agreement and shall include each subsidiary of the Borrower that may from time to time hereafter guarantee the First Lien Obligations and the Second Lien Obligations by executing and delivering a supplement to the Guarantee and Collateral Agreement in accordance with the terms thereof as required thereunder and under the Credit Agreements.

“Indebtedness” shall mean and includes all obligations that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, assignment of leases and rents, assignments of production, lien, pledge,

encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean the collective reference to the First Lien Loan Documents and the Second Lien Loan Documents.

“Maximum Priority Lien Amount” shall have the meaning assigned to such term in Section 5.03(a).

“New Agent” shall have the meaning assigned to such term in Section 5.06.

“Pledged Collateral” shall have the meaning assigned to such term in Section 5.05(a).

“Recovery” shall have the meaning assigned to such term in Section 6.05.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Second Lien Collateral Documents” shall mean the “Security Documents” as defined in the Second Lien Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Mortgages” shall mean the collective reference to each mortgage, deed of trust, assignment of leases and rents, assignments of production, modifications thereto and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Guarantor or Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is avoided, set aside or required to be paid to a debtor in possession, trustee, receiver or similar person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a)(ii).

“Second Lien Secured Parties” shall mean, at any relevant time, (a) the Second Lien Lenders, (b) the Second Lien Administrative Agent, (c) the Second Lien Collateral Agent, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is a Second Lien Lender or an Affiliate of a Second Lien Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is a Second Lien Lender or an Affiliate of a Second Lien Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Second Lien Loan Document and (f) the successors and assigns of each of the foregoing.

“Standstill Period” shall have the meaning assigned to such term in Section 3.01.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Lien Priorities

SECTION 2.01. Relative Priorities. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral, or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the provisions of any Loan Document (other than this Agreement) or any Collateral Document or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees that: (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Collateral Agent, any other Second Lien Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other person.

SECTION 2.02. Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, and the First Lien Collateral Agent, for itself and on behalf of each other First Lien Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Lien held by or on behalf of any of the First Lien Secured Parties in the First Lien Collateral or by or on behalf of any of the Second Lien Secured Parties in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any other First Lien Secured Party to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.01 and 3.01.

SECTION 2.03. No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that the Borrower shall not, and shall not permit any other Grantor to, (i) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted a Lien on such asset or property to secure the First Lien Obligations, or (ii) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted a Lien on such asset or property to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent or the other First Lien Secured Parties, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

SECTION 2.04. Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations shall, to the extent practicable and permissible under applicable law, be one and the same instruments and, to the extent not practicable or permissible under applicable law, be in all material respects the same forms of documents other than with respect to the first priority and second priority nature of the Liens created thereunder.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies. (a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor:

(i) the Second Lien Collateral Agent and other the Second Lien Secured Parties (A) will not exercise or seek to exercise any rights or remedies (including any right of setoff) with respect to any Collateral, or institute or seek to institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Second Lien Collateral Agent may exercise any or all such rights after a period of 180 days has elapsed since the date on which the Second Lien Collateral Agent has delivered to the First Lien Collateral Agent written notice of the occurrence of an Event of Default under any Second Lien Loan Document (the “Standstill Period”); provided further, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any other Second Lien Secured Party exercise any rights or remedies with respect to Collateral if the First Lien Collateral Agent or any other First Lien Secured Party shall have commenced the exercise of any of their rights or remedies with respect to such Collateral (prompt notice of such exercise to be given to the Second Lien Collateral Agent), (B) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any other First Lien Secured Party or any other exercise by the First Lien Collateral Agent or any other First Lien Secured Party, of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise, and (C) subject to its rights under clause (A) above, will not object to the forbearance by the First Lien Collateral Agent or the other First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Second Lien Secured Parties shall continue to attach to the proceeds thereof subject to the relative Lien priorities set forth in Article II; and

(ii) the First Lien Collateral Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including rights of setoff) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Second Lien Collateral Agent may file a claim or statement of interest with respect to the Second Lien Obligations, (B) the Second Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First Lien Obligations, or the rights of the First Lien Collateral Agent or any other First Lien Secured Party to exercise remedies in respect thereof and not otherwise inconsistent with the term of this Agreement) in order to preserve or protect its second priority Liens on the Collateral, (C) the Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements that assert rights or interests available to unsecured creditors of the Grantors arising under the Bankruptcy Code, any other Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement, (E) the Second Lien Secured Parties shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second

Lien Obligations and the Collateral and (F) the Second Lien Collateral Agent or any other Second Lien Secured Party may exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by clause (i)(A) above (the actions described in this proviso being referred to herein as the “Second Lien Permitted Actions”). In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Code or any other Bankruptcy Law. The First Lien Collateral Agent agrees to provide at least five day’s notice to the Second Lien Collateral Agent of its intent to exercise and enforce its rights or remedies with respect to the Collateral.

(b) The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not take or receive any Collateral or any proceeds of any Collateral in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Collateral, unless and until the Discharge of First Lien Obligations has occurred, except for Second Lien Permitted Actions. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except for Second Lien Permitted Actions, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral is to hold a second priority Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the this Agreement, the Guarantee and Collateral Agreement and applicable law.

(c) Except for Second Lien Permitted Actions, (i) the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that the Second Lien Collateral Agent and the other Second Lien Secured Parties will not take any action that would, or could reasonably be expected to, hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights it or the other Second Lien Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the other First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Parties is or could be adverse to the interest of the Second Lien Secured Parties.

(d) The Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

SECTION 3.02. Cooperation. Subject to its rights after the expiration of the Standstill Period and except for Second Lien Permitted Actions, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that, unless and until the Discharge of First Lien Obligations has occurred, it will not commence, or join with any person in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Collateral Documents or any other Second Lien Loan Document or otherwise.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by the First Lien Collateral Agent in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, shall be applied by the First Lien Collateral Agent to the First Lien Obligations (and all obligations that have priority in respect of the application of proceeds as set forth in Section 5.02 of the Guarantee and Collateral Agreement) in the order specified in such Section 5.02. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in Section 5.02 of the Guarantee and Collateral Agreement or any relevant Second Lien Collateral Documents.

SECTION 4.02. Payments Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03) received by the Second Lien Collateral Agent or any other Second Lien Secured Party in connection with the exercise of any right or remedy (including any right of setoff) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such other Second Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) If, in connection with:

(i) the exercise of any of the First Lien Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.01, including any sale, lease, exchange, transfer or other disposition of any such Collateral; or

(ii) any other sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Loan Documents (as used in this clause (ii), a “Disposition”),

the First Lien Collateral Agent, for itself or on behalf of any of the other First Lien Secured Parties, releases any of its Liens on any part of the Collateral, or releases any Guarantor from its obligations under its guarantee of the First Lien Obligations, in each case other than (A) in connection with the Discharge of First Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default under the Second Lien Credit Agreement, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the other Second Lien Secured Parties, on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released and the Second Lien Collateral Agent, for itself or on behalf of any such other Second Lien Secured Parties, promptly shall execute and deliver to the First Lien Collateral Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Collateral Agent, the relevant Grantor or such Guarantor may request to effectively confirm such release; provided that notwithstanding the foregoing, the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the other Second Lien Secured Parties, on any Collateral in the case of a Disposition shall not be automatically released if such Disposition is not permitted under the terms of the Second Lien Credit Agreement.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such Second Lien Secured Party, or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.01, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.01, including any endorsements or other instruments of transfer or release.

(c) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Secured Parties (i) have released any Lien on Collateral or any Guarantor from its obligation under its guarantee of the First Lien Obligations and any such Liens are or guarantee is later reinstated or (ii) obtain any new first priority Liens on any Collateral or guarantees from Guarantors, then the Second Lien Secured Parties shall be granted a second priority Lien on any such Collateral and an additional guarantee of the Second Lien Obligations from any such Guarantor, as the case may be.

SECTION 5.02. Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the other First Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Collateral Documents, to the Second Lien Collateral Agent for the benefit of the itself and the other Second Lien Secured Parties to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to First Lien Loan Documents and Second Lien Loan Documents.

(a) The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without the consent of the Second Lien Collateral Agent or the Second Lien Lenders; provided, however, that (A) any such amendment, supplement, modification or Refinancing shall not (i) increase the outstanding aggregate principal amount of Indebtedness under the new First Lien Loan Documents to an amount in excess of $150,000,000 the “Maximum Priority Lien Amount”) or (ii) increase the “Applicable Margin” or similar component of the interest rate thereunder, in a manner which would increase the total yield thereon by more than 4.0% per annum (excluding increases resulting from the accrual of interest at the default rate), and (B) the holders of such Refinancing debt (or an agent on their behalf) bind themselves in writing to the terms of this Agreement.

(b) Without the prior written consent of the First Lien Collateral Agent, no Second Lien Loan Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Loan Document, would (i) contravene the provisions of this Agreement; (ii) increase the “Applicable Margin” or similar component of the interest rate thereunder, in a manner which would increase the total yield thereon by more than 1.0% per annum (excluding increases resulting from the accrual of interest at the default rate); (iii) change (to earlier dates) any dates upon which payments of principal or interest are due thereon; (iv) change any default or Event of Default thereunder in a manner adverse to the loan parties thereunder; (v) change the redemption, prepayment or repayment provisions thereof in a manner adverse to the loan parties thereunder; (vi) change any collateral therefor (other than to release such collateral), or (vii) increase the obligations of the loan parties thereunder or confer any additional rights on the Second Lien Lenders which would be adverse to the loan parties or the lenders under the First Lien Credit Agreement or the other First Lien Obligations. As an intercreditor agreement only and without prejudice to any rights of the First Lien Lenders under the First Lien Credit Agreement, the Second Lien Credit Agreement may be Refinanced to the extent the terms and conditions of the Refinancing debt are no less favorable in the aggregate to the loan parties and to the lenders under the First Lien Facility or the other First Lien Obligations than the Second Lien Loan Documents, the average life to maturity thereof is greater than or equal to that of the Second Lien Credit Agreement and all other terms and provisions of such Refinancing debt are reasonably acceptable to the First Lien Collateral Agent and the holders of such Refinancing debt (or an agent on their behalf) bind themselves in writing to the terms of this Agreement.

(c) The Borrower agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent and the other Second Lien Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement dated as of March 29, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the subsidiaries of the Borrower from time to time party thereto, Credit Suisse First Boston (“CSFB”), as First Lien Collateral Agent, and CSFB, as Second Lien Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Borrower agrees that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral.

(d) In the event the First Lien Collateral Agent or the other First Lien Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, such First Lien Secured Parties, the Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to the comparable provisions set forth therein that relate to the Second Lien Collateral Agent or the other Second Lien Secured Parties (or, if applicable, to any comparable provision of the applicable Comparable Second Lien Collateral Document), in each case without the consent of the Second Lien Collateral Agent or the other Second Lien Secured Parties and without any action by the Second Lien Collateral Agent, the Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to a Lien created under the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.01 and provided that there is a corresponding release of such Lien securing the First Lien Obligations, (ii) altering the duties, obligations or indemnification or exculpation of the Second Lien Collateral Agent without its consent or (iii) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Loan Documents or Article VI and (B) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent within 10 Business Days after the effective date of such amendment, waiver or consent.

SECTION 5.04. Rights As Unsecured Creditors. The Second Lien Collateral Agent and the other Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower or any Guarantor that has guaranteed the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of interest and principal under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement shall impair (or shall be construed as impairing) or otherwise adversely affect any rights or remedies the First Lien Collateral Agent or the other First Lien Secured Parties may have with respect to the First Lien Collateral.

SECTION 5.05. Bailee for Perfection.

(a) As contemplated by Section 3.02(d) of the Guarantee and Collateral Agreement (and notwithstanding anything in any of the Collateral Documents to the contrary), the First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code or other applicable law (such Collateral being the “Pledged Collateral”) as collateral agent for the First Lien Secured Parties and as gratuitous bailee for the Second Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.05.

(b) Subject to the terms of this Agreement, until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Loan Documents as if the Liens of the Second Lien Collateral Agent under the Second Lien Collateral Documents did not exist. The rights of the Second Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First Lien Collateral Agent’s rights under this Agreement and the First Lien Loan Documents.

(c) The First Lien Collateral Agent shall have no obligation whatsoever to the other First Lien Secured Parties or to the Second Lien Collateral Agent or any other Second Lien Secured Party to ensure that the Pledged Collateral is genuine or owned by any of the Grantors. The duties or responsibilities of the First Lien Collateral Agent to the Second Lien Collateral Agent and the other Second Lien Secured Parties under this Section 5.05 shall be limited solely to holding the Pledged Collateral as gratuitous bailee in accordance with this Section 5.05.

(d) The First Lien Collateral Agent acting pursuant to this Section 5.05 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the other First Lien Secured Parties, the Second Lien Collateral Agent or any other Second Lien Secured Party.

(e) Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding, and second, to the Borrower to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such person to obtain control of such Pledged Collateral). In connection with any transfer of the Pledged Collateral in accordance with the immediately preceding sentence (other than to the Borrower), the First Lien Collateral Agent further agrees to take all other actions reasonably requested by the transferee of the Pledged Collateral to permit such transferee to obtain a first priority security interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

SECTION 5.06. When Discharge of First Lien Obligations Deemed Not to Have Occurred. If at any time after the Discharge of First Lien Obligations has occurred the Borrower substantially contemporaneously therewith enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation (which is designated as such by notice to the Second Lien Collateral Agent), then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinanced First Lien Loan

Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and, if the First Lien Collateral Agent is not the collateral agent under such First Lien Loan Documents, such collateral agent shall be deemed to be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower has entered into a new First Lien Loan Document (which notice shall, if applicable, include the identity of the new collateral agent thereunder; such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral then held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The Borrower shall cause the instrument pursuant to which the New Agent is appointed to provide that the New Agent shall agree to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents.

ARTICLE VI

Insolvency or Liquidation Proceedings

SECTION 6.01. Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of cash collateral on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Borrower or any other Grantor to obtain financing, whether from the First Lien Secured Parties or any other person under Section 363 or Section 364 of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law (each, a “DIP Financing”), then the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.03) and, to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with the Liens securing such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all obligations relating thereto). The Second Lien Collateral Agent on behalf of itself and the other Second Lien Secured Parties, agrees that it will raise no objection or oppose a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code (or any comparable provision of any other Bankruptcy Law) if the First Lien Secured Parties have consented to such sale or disposition of such assets.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent.

SECTION 6.03. Adequate Protection. The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall contest (or support any other person contesting) (a) any request by the First Lien Collateral Agent or the other First Lien Secured Parties for adequate protection or (b) any objection by the First Lien Collateral Agent or the other First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the other First Lien Secured Parties claiming a lack of adequate protection. Notwithstanding the foregoing provisions in this Section 6.03, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the other Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, and (ii) in the event the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself or any of the other Second Lien Secured Parties, agrees that the First Lien Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Secured Parties and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Secured Parties (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.

SECTION 6.04. No Waiver. Except for Second Lien Permitted Actions, nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the other Second Lien Secured Parties, including the seeking by the Second Lien Collateral Agent or any other Second Lien Secured Party of adequate protection or the asserting by the Second Lien Collateral Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

SECTION 6.05. Avoidance Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount (a “Recovery”), then such First Lien Secured Parties shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

SECTION 6.06. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.07. Post-Petition Interest.

(a) Neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the First Lien Collateral Agent on behalf of itself and the other First Lien Secured Parties on the Collateral (it being understood and agreed that such value shall be determined without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of itself and the other Second Lien Secured Parties on the Collateral).

(b) Neither the First Lien Collateral Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of itself and the other Second Lien Secured Parties on the Collateral (it being understood and agreed that such value shall be determined taking into account the Lien of the First Lien Collateral Agent on behalf of itself and the other First Lien Secured Parties on the Collateral).

SECTION 6.08. Waiver. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim it may hereafter have against any First Lien Secured Party arising out of the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code (or any comparable provision of any other Bankruptcy Law), and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

ARTICLE VII

Reliance; Waivers; Etc.

SECTION 7.01. Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties, acknowledges that it and such First Lien Secured Parties have, independently and without reliance on the Second Lien Collateral Agent or any other Second Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Loan Documents or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, acknowledges that it and the Second Lien Secured Parties have, independently and without reliance on the First Lien Collateral Agent or any other First Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties, acknowledges and agrees that neither the Second Lien Collateral Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Collateral Agent or any of the other First Lien Secured Parties, and the First Lien Collateral Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent or any of the other Second Lien Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower, any other Grantor or any Guarantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

SECTION 7.03. No Waiver of Lien Priorities.

(a) No right of the First Lien Secured Parties, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any First Lien Secured Party or the First Lien Collateral Agent, or by any noncompliance by any person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the other First Lien Secured Parties, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.03(a)), the First Lien Secured Parties, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any other Second Lien Secured Party, without incurring any liabilities to the Second Lien Collateral Agent or any other Second Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guarantee thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, waive, consent, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the other First Lien Secured Parties, the First Lien Obligations or any of the First Lien Loan Documents; provided that no such increase in the First Lien Obligations shall increase the First Lien Obligations to an amount in excess of the Maximum Priority Lien Amount;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Borrower or any other Grantor to the First Lien Secured Parties or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any First Lien Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order (subject in the case of proceeds from any Collateral to the provisions of Section 4.01 and of Section 5.02 of the Guarantee and Collateral Agreement); and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Grantor or any other person, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c) The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, also agrees that the First Lien Secured Parties and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, hereby waives any claim against any First Lien Secured Party or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Secured Parties or the First Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First Lien Loan Documents, (ii) the collection of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties, agrees that the First Lien Secured Parties and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise; and

(d) The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 7.04. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the other First Lien Secured Parties and the Second Lien Collateral Agent and the other Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents;

(b) except as otherwise set forth in the Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien

Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

(c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor or any Guarantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor or any Guarantor in respect of the First Lien Obligations, or of the Second Lien Collateral Agent or any Second Lien Secured Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

SECTION 8.02. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Secured Parties may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Secured Party (subject, however, to the provisions of Section 5.03(a)), to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, hereby waives any and all rights it may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second Lien Collateral Agent, the other Second Lien Secured Parties and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (ii) with respect to the First Lien Collateral Agent, the other First Lien Secured Parties and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Secured Parties under Section 6.05.

SECTION 8.03. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Borrower shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as the Borrower may designate).

SECTION 8.04. Information Concerning Financial Condition of the Borrower and its Subsidiaries. The First Lien Collateral Agent and the other First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the other First Lien Secured Parties shall have no duty to advise the Second Lien Collateral Agent or any other Second Lien Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the other First Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any other Second Lien Secured Party, it or they shall be under no obligation (w) to make, and the First Lien Collateral Agent and the other First Lien Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Secured Parties or Second Lien Collateral Agent pay over to the First Lien Collateral Agent or the other

First Lien Secured Parties under the terms of this Agreement, the Second Lien Secured Parties and the Second Lien Collateral Agent shall be subrogated to the rights of the First Lien Collateral Agent and the other First Lien Secured Parties; provided that, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Borrower, each other Grantor and each Guarantor acknowledges and agrees that any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or any other Second Lien Secured Party that are paid over to the First Lien Collateral Agent or the other First Lien Secured Parties pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

SECTION 8.06. Application of Payments. All payments received by the First Lien Collateral Agent or the other First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to the First Lien Obligations or any part thereof, as provided for in the First Lien Loan Documents. The Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other person primarily or secondarily liable therefor.

SECTION 8.07. SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.09; AND (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE

TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.07(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 8.08. Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

SECTION 8.09. Notices. All notices to the Second Lien Secured Parties and the First Lien Secured Parties permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by fax or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth in Section 9.01 of the Credit Agreements, or, as to any party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.10. Further Assurances. The First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, and the Borrower, on behalf of itself, the other Grantors and the Guarantors, agrees that each of them shall take (or cause to be taken) such further action and shall execute and deliver (or cause to be executed and delivered) such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent

may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

SECTION 8.11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.12. Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the other First Lien Secured Parties, the Second Lien Collateral Agent, the other Second Lien Secured Parties and their respective successors and assigns.

SECTION 8.13. Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be.

SECTION 8.14. Headings. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 8.15. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by fax shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

SECTION 8.16. Authorization. By its signature, each person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 8.17. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Secured Parties and the Second Lien Secured Parties. No other person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between the Borrower and the First Lien Collateral Agent and the other First Lien Secured Parties, or as between the Borrower and the Second Lien Collateral Agent and the other Second Lien Secured Parties, the obligations of the Borrower to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Loan Documents, respectively.

SECTION 8.18. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties on the one hand and the Second Lien Secured Parties on the other hand. None of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.19. UK Security Documents; Future Single-Lien Collateral Documents. The First Lien Collateral Agent, on behalf of itself and the other First Lien Secured Parties, on the one hand, and the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, on the other hand, acknowledges and agrees that, notwithstanding the fact that a single Lien in favor of the First Lien Secured Parties and the Second Lien Secured Parties (a) has been created under the UK Security Agreement and the Charge of Shares in ATP Oil & Gas (UK) Limited (referred to as the UK Pledge Agreement in the Credit Agreements) or (b) is at any time created under any other Collateral Document, the lienholders’ rights in respect of such single Lien shall for all purposes be governed by the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ATP OIL & GAS CORPORATION,

by:	/s/ T. Paul Bulmahn

Name:	T. Paul Bulmahn
Title:	President

ATP ENERGY, INC.,

by:	/s/ T. Paul Bulmahn

Name:	T. Paul Bulmahn
Title:	President

ATP OIL & GAS (UK) LIMITED,

by:	/s/ T. Paul Bulmahn

Name:	T. Paul Bulmahn
Title:	Director

ATP OIL & GAS (NETHERLANDS) B.V.,

by:	/s/ John E. Tschirhart

Name:	John E. Tschirhart
Title:	Managing Director

CREDIT SUISSE FIRST BOSTON, as First Lien Collateral Agent,

by:	/s/ James Moran

Name:	James Moran
Title:	Director

by:	/s/ David Dodd

Name:	David Dodd
Title:	Associate

CREDIT SUISSE FIRST BOSTON, as Second Lien Collateral Agent,

by:	/s/ James Moran

Name:	James Moran
Title:	Director

by:	/s/ David Dodd

Name:	David Dodd
Title:	Associate

30